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                                                                    Exhibit 99.1
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Press Release                                                     Schlumberger
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For Immediate Release

Schlumberger Announces Proposed Initial Public Offering of NPTest, Inc.

NEW YORK - May 21, 2002 - Schlumberger Limited (NYSE:SLB) announced today that NPTest, Inc., a newly formed subsidiary consisting of the core product lines of Schlumberger Semiconductor Solutions, has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its shares of common stock. A portion of the shares will be issued and sold by NPTest, Inc. and a portion will be sold by indirect, wholly owned subsidiaries of Schlumberger Limited, as selling stockholders.

Goldman, Sachs & Co. and Salomon Smith Barney Inc. will act as joint book running managers and together with Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated will represent the underwriters in connection with the offering.

NPTest, Inc. designs and manufactures advanced semiconductor test and diagnostic equipment and provides related product engineering services. The customers of NPTest, Inc. include semiconductor manufacturers, fabless companies, foundries and test contractors worldwide.

A copy of the prospectus relating to these securities may be obtained, when available, from: Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, NY 10004 (tel: 212/902-1000); Salomon Smith Barney, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220 (tel: 718/765-6732); Lehman Brothers, 745 7th Avenue, New York, NY 10019 (tel: 212-526-7000); or Morgan Stanley, Prospectus Department, 1585 Broadway, New York, NY 10036 (tel:
212/761-6775).

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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For further information, contact:

Christian Lange
Schlumberger Limited
Director of Investor Relations
Tel: 212 350 9432

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ALL RIGHTS RESERVED.